EXHIBIT 10.27

Portions of this Exhibit 10.27 have been omitted based upon a request for confidential treatment. This Exhibit 10.27, including the non-public information, has been filed separately with the Securities and Exchange Commission “*” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

SPECIAL BUSINESS PROVISIONS

between

THE BOEING COMPANY

and

TITANIUM METALS CORPORATION

SBP – * dated 01-01-2011

TITLE PAGE

AMENDMENT PAGE
RECITAL PAGE

1.0	DEFINITIONS	8

2.0	CONTRACT FORMATION	9
2.1	Order	9
2.2	Entire Agreement	9
2.3	Incorporated by Reference	9
2.4	Order of Precedence	10
2.5	Survival	10
2.6	Electronic Commerce (“E-Comm”)	10

3.0	PERIOD OF PERFORMANCE AND PRICES	10
3.1	Performance	10
3.1.1	Period of Performance	10
3.1.2	Option to Extend	11
3.2	Pricing	11
3.2.1	Product Pricing	11
3.2.2	Manufacturing Configuration	11
3.2.3	Packaging	12
3.2.4	Local Transportation Devices	12
3.3	Subject Matter of Sale	12
3.4	Type Design and Type Certification Data Development and Protection	12
3.5	Reserved	13
3.6	Export Compliance	13
3.6.1	Commercial/Defense Item Representation	13
3.6.2	Other Military Program Requirements	13

4.0	GOVERNING QUALITY ASSURANCE REQUIREMENTS	14

5.0	APPLICABLE LAW	15

6.0	PRODUCT SUPPORT AND ASSURANCE	15
6.1	Warranty	15
6.2	Integrated Materials Management (IMM) Program	16

7.0	PAYMENT	16
7.1	Recurring Price	16
7.2	Nonrecurring Price/Special Charges	17
7.3	Payment Method	17
7.4	Payment Errors	17
7.5	Spare Parts	17

8.0	SCHEDULE ACCELERATION/DECELERATION	17

9.0	NOTICES	17
9.1	Addresses	17

10.0	OBLIGATION TO PURCHASE AND SELL	18

11.0	COST AND PERFORMANCE VISIBILITY	18

12.0	CHANGE PROVISIONS	19
12.1	Reserved	19
12.2	Computation of Equitable Adjustment	19
12.3	Obsolescence	19
12.4	Change Absorption (Nonrecurring/Recurring)	19
12.5	Planning Schedule	19
12.6	Total Cost Management	19
12.6.1 Boeing Generated Technical and Cost Improvement	20
12.7	Reserved	20
12.8	Critical Manufacturing Reorder Lead-Time	20
12.9	Derivative Aircraft	20

13.0	SPARES AND OTHER PRICING	20
13.1	Spares	20
13.1.1	Spares Support	21
13.1.2	Reclassification or Re-exercises	22
13.1.3	Spare Pricing	22
13.1.3.1	Aircraft on Ground (AOG) and Purchased On Assembly (POA) Requirement	22
13.1.3.2	Seller’s Less Than Lead-time Spare	22
13.2	Expedite of Production Requirements	22
13.3	Tooling	22
13.3.1	Responsible Party	22
13.3.2	Boeing Furnished Tooling	23
13.3.3.1	Title to Tooling	23
13.3.3.2	Use and Disposition of Tooling	23
13.3.3.3	Accountability for Tooling	23
13.3.3.4	Certified Tool Lists	23
13.4	Pricing of Boeing's Supporting Requirements	23
13.5	Pricing of Requirements for Modification or Retrofit	23
13.5.1	Boeing Responsibility or Regulatory Requirement	23
13.5.2	Contract Aftermarket Modification or Retrofit Work Performed by Boeing	23
13.6	Pricing of Similar Products	24

14.0	STATUS REPORTS/REVIEWS	24
14.1	General Reports / Reviews	24
14.2	Diversity Reporting	24

14.3	Program Manager	25
14.4	Certified Tool List	25
14.5	Problem Reports	25
14.6	Reserved	26

15.0	INDUSTRIAL PARTICIPATION	26
15.1	Market Access and Sales Support	26
15.2	Offset Assistance	26
15.3	Credit against Aircraft Sales	27

16.0	BOEING FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL	27
16.1	Boeing Furnished Material	27

17.0	PARTICIPATION	27
17.1	Other Boeing Entities and Licensees	27
17.2	Boeing Subcontractors/Suppliers	27
17.3	Notification of Contract	27
17.4	Notification of Price Reductions	27

18.0	INVENTORY AT CONTRACT COMPLETION	27

19.0	OWNERSHIP OF INTELLECTUAL PROPERTY	28

20.0	ADMINISTRATIVE AGREEMENTS	28

21.0	GUARANTEED WEIGHT REQUIREMENTS	28

22.0	SELLER DATA REQUIREMENTS	28

23.0	DEFERRED PAYMENT	28

24.0	SOFTWARE PROPRIETARY INFORMATION RIGHTS	28

25.0	CONFIGURATION CONTROL	28

26.0	INFRINGEMENT	28

27.0	RAW MATERIAL PROGRAM	29
27.1	Boeing Raw Material Strategy	29

28.0	DIGITIZATION OF PROPRIETARY INFORMATION AND MATERIALS	29

29.0	INSURANCE	29
29.1	Indemnification Negligence of Seller or subcontractor	29
29.2	Commercial General Liability	29
29.3	Automobile Liability	29
29.4	Workers’ Compensation	29
29.5	Certificates of Insurance	30
29.6	Self-Assumption	30
29.7	Protection of Property	30

30.0	BOEING TECHNICAL / MANUFACTURING ASSISTANCE REGARDING SELLER’S NONPERFORMANCE	30

31.0	INTERNATIONAL CONTRACT PROVISIONS	30
31.1	Packing, Shipping and Transportation Requirements	30
31.2	U. S. Customs Invoice Requirements	30
31.3	Duty Free /Special Tariff Programs / Free Trade Agreements	31
31.4	No Contributions, Fees and Commissions	31
31.5	Gifts, Gift Foods, Promotional Items, Unsolicited Items and Personal Effects	32

32.0	STRATEGIC ALIGNMENT	32

33.0	UNITED STATES CUSTOMS AND BORDER PROTECTION’S CUSTOMS-TRADE PARTNERSHIP AGAINST TERRORISM (C-TPAT)	32

34.0	SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS	33
34.1	Environmental Management Systems and Health Safety Management Systems	33
34.2	Compliance with Boeing On-Site Requirements	33
34.3	Reserved	34

35.0	Reserved	34

36.0	Reserved	34

37.0	Reserved	34

38.0	Reserved	34

39.0	Reserved	34

40.0	Reserved	34

41.0	Reserved	34

42.0	Reserved	34

43.0	Reserved	34

44.0	Reserved	34

45.0	Reserved	34

47.0	Reserved	34

48.0	Reserved	34

49.0	ELECTRONIC COMMUNICATIONS	34

50.0	RESTRICTIONS ON LOBBYING	35
50.1	Applicability	35
50.2	Certificate	35
50.3	Flow Down	35

Signature Page

Attachment 1                                 Work Statement and Pricing
Attachment 1A                              Uniquely Military Requirements
Attachment 1B                               Component Spares Requirements
Attachment 2                                  Non-U.S. Procurement Report
Attachment 3                                  Rates and Factors
Attachment 4                                  Boeing Electronic Commerce
Attachment 5                                  Packing, Shipping and Transportation
Attachment 6                                  Seller Data Submittals
Attachment 7                                  Supplier Data Requirements List Customers / Engineering
Attachment 8                                  Reserved
Attachment 9                                  Cost and Performance Reviews
Attachment 10                                Quality Assurance Requirements
Attachment 11                                Second Tier Support Report
Attachment 12                                Commercial Invoice Requirements (Customs Invoice)
Attachment 13                                On-Site Terms & Conditions Supplement
Attachment 14                                Production Article Delivery Schedule
Attachment 15                                Production Article Definition & Contract Change Notices
Attachment 16                                Non-Recurring and Recurring Price Status and Summary Tables
Attachment 17                                Value Engineering Methodology
Attachment 18                                Indentured Priced Parts List and Spares Pricing
Attachment 19                                Incremental Release Plan and Lead Times
Attachment 20                                Schedule Change Examples
Attachment 21                                Seller’s Standard Stocked Items
Attachment 22                                Sellers Traditional Shipping Location
Attachment 23                                Anti-Lobbying Certificate
Attachment 24                                Price Lists

Exhibit A                                         Raw Material Participation Agreement

AMENDMENTS

Amend Number	Description	Date	Approval

SPECIAL BUSINESS PROVISIONS

RELATING TO

BOEING PRODUCTS

THIS SPECIAL BUSINESS PROVISIONS (SBP) is entered into as of enter date of SBP, by and between Titanium Metals Corporation, a Delaware corporation, with its principal office in Dallas, Texas (“Seller”), and The Boeing Company, a Delaware Corporation with an office in Seattle, Washington ("Boeing").  Hereinafter, the Seller and Boeing may be referred to individually as a Party or jointly as “Parties” hereto.

Now, therefore, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

AGREEMENTS

1.0                      DEFINITIONS

All defined terms not defined herein shall have the meaning assigned in the General Terms Agreement GTA-65310-2006 dated 01-01-2011 (“GTA”).  In addition, the following terms are defined as follows:

A.	"Drawing" means an electronic or manual depiction of graphics or technical information representing a Product or any part thereof and which includes the parts list and Specifications relating thereto.

B.	"End Item Assembly" means any Product which is described by a single part number and which is comprised of more than one component part.

C.	"Shipset" means the total set of Production Articles provided by Seller hereunder necessary for production of one Program Airplane or Derivative.

D.
"Spare Parts" or “Spares” means Production Articles or components thereof, and materials, assemblies and items of equipment relating thereto, which are intended for Boeing's use or sale as spare parts or production replacements. The term "Spare Parts" includes, but is not limited to, Boeing Proprietary Spare Parts.

E.	“Specifications” means chemical, physical and other specifications (which may include processing, procedures and inspecting and testing criteria) for Products.

2.0	CONTRACT FORMATION

2.1                       Order

Any Order to which this SBP applies will include a statement incorporating this SBP by reference unless otherwise specifically agreed in to in writing by the Parties.

Each such Order will be governed by and be deemed to include the provisions of the Agreement.

Notwithstanding anything to the contrary in the GTA Section 2.2, Seller is permitted to reject any Order which (i) is not for a Product represented on Attchment 1 to this SBP, (ii) is in excess of maximum volumes that Boeing is permitted to order under Section 2.0(C) of Attachment 1 to this SBP or (iii) requests a delivery date earlier than the lead times established expressly in accordance with this SBP; provided Seller follows the procedure of reviewing less than lead time orders under this SBP prior to rejection of such less than lead time Order.

 2.2                      Entire Agreement

This Agreement sets forth the entire agreement, and supersedes any and all other prior agreements understandings and communications between Boeing and Seller related to the subject matter of an Order.  The rights and remedies afforded to Boeing or Customers pursuant to any provisions of an Order are in addition to any other rights and remedies afforded by any other provisions of the Order, the General Terms Agreement (GTA) or the SBP, by law or otherwise.

2.3                      Incorporated by Reference

General Terms Agreement (“GTA”) * dated 01/01/2011 is incorporated in and made a part of this SBP by this reference.

In addition to any other documents incorporated elsewhere in this SBP or GTA by reference, the following documents are incorporated in and made a part of this SBP by reference with full force and effect, as if set out in full text.  It is the Seller’s responsibility to comply with the latest revision of these documents.

PUGET SOUND

*

LONG BEACH

*

2.4                      Order of Precedence

In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence shall control:

*

In resolving any such conflicts, these documents shall be read as a whole and in a manner most likely to accomplish their purposes.

Either Party shall promptly report to the other Party in writing any inconsistencies discovered in these documents, even if the inconsistency is resolvable using the above rules.

2.5                      Survival

Without limiting any other survival provision contained herein and notwithstanding any other provision of this SBP or the GTA to the contrary, the representations, covenants, agreements and obligations of the Parties set forth in GTA Section 12.3 “Seller’s Claim”, GTA Section 16.0 “Termination or Wrongful Cancellation”, GTA Section 18.0 “Responsibility for Property”, GTA Section 20.0 ‘ Proprietary Information and Items”, GTA Section 24.0 “Boeing’s Rights in Seller’s Patents, Copyrights, Trade Secrets and Tooling”, GTA Section 27.0 “Property Insurance”, GTA Section 29.0 “Non-Waiver/Partial Invalidity”, this SBP Section 2.5 “Survival”, SBP Section 3.4 “ Type Design and Type Certification Data Development and Protection” (if applicable), SBP Section 5.0 “Applicable Law”, SBP Section 29.0 “Insurance”(if applicable), and SBP Section 43.0 “Supplements and Modifications”(if applicable), shall survive any cancellation, termination or expiration of this SBP, any assignment of this SBP or any payment and performance of any or all of the other obligations of the Parties hereunder.  Termination or cancellation of any part of this SBP shall not alter or affect any other part of this SBP, which has not been terminated or cancelled.

2.6                      Electronic Commerce (“E-Comm”)

During the period of performance of this Agreement, Seller shall maintain an electronic trading account with Exostar (www.Exostar.com).

3.0                      PERIOD OF PERFORMANCE AND PRICES

3.1                      Performance

3.1.1                   Period of Performance

The period of performance for this SBP shall include initial manufacturing activities required to support delivery of Products beginning on * and ending on *.

3.1.2                   Option to Extend

Seller and Boeing may extend the period of performance of this SBP by mutual written agreement of both parties.  Boeing and Seller shall endeavor to reach any such agreement no later than *.

Notwithstanding the option set forth herein, each Party reserves the right to commence new negotiations with the other Party concerning pricing and other terms for additional quantities of Products.

3.2                      Pricing

3.2.1                   Product Pricing

The prices of Products ordered under this SBP are set forth in SBP Attachment 1.  Except as otherwise agreed to in writing by the Parties, pricing as set forth in Attachment 1 shall be the price in effect at the time of the Product(s) scheduled delivery dates. Prices are in United States Dollars.

*

The following shipping term as defined Incoterms 2000, published by the International Chamber of Commerce, shall govern this contract.

*

In addition, when the Products will be imported into the United States by way of aircraft, the Seller has the responsibility of requiring, and ensuring, that the forwarder/carrier provide, via email, a pre-alert and confirmed on board notification to Boeing's contracted broker no less than * prior to the shipment leaving the port of export.  The pre-alert must include a copy of the completed commercial invoice, the airway bill, flight details, and confirmed on board information. For identification of Boeing’s contracted broker contact Boeing Supply Chain Logistics at http://www.boeing.com/companyoffices/doingbiz/flash.html.

3.2.2                      Manufacturing Configuration

Unit pricing for each Product or part number shown in SBP Attachment 1 is based on the latest revisions of the engineering drawings or Specifications at the time of the signing of this SBP and any amendments thereof.

3.2.3                    Packaging

The prices shown in SBP Attachment 1 include all packaging costs that are in accordance with GTA Section 7.0, “Packing and Shipping”, and Boeing shall pay charges, if any, for such special instructions or for any amendment to Boeing Document D37522-6, “Supplier Packaging,” that increases the packaging cost to Seller. Upon Boeing’s request, Seller will provide discrete packaging costs. Seller shall package Product in accordance with the requirements of Boeing Document D37522-6 “Supplier Packaging” as well as the applicable requirements set forth in the documents referred to in SBP Section 2.3 for the location issuing the Order.  In the case of shipments of Products in support of spare requirements,  A.T.A. Specification 300 "Specification for Packaging of Airline Supplies" shall apply unless otherwise directed by Boeing.

Seller shall comply with carrier tariffs.  Unless the Order specifies otherwise, the price for Products or Services sold are: (i) FOB Seller’s facility for domestic shipments or (ii) Ex Works Seller’s facility for international shipments.

3.2.4                   Local Transportation Devices

Not Applicable.

3.3                      Subject Matter of Sale

Subject to the provisions of this SBP, Seller shall sell to Boeing and Boeing shall purchase from Seller certain Products as set forth in SBP Attachment 1.

3.4                      Type Design and Type Certification Data Development and Protection

Not Applicable.

3.5                      Reserved

3.6                      Export Compliance

3.6.1                  Commercial/Defense Item Representation

With the exception of those Products specifically identified in SBP Attachment 1A, if applicable, each Party represents that (i) the Products and the parts and components thereof, it is providing under this Agreement are not “defense articles” as that term is defined in 22 C.F.R. § 120.6 of the ITAR and (ii) the services it is providing under this Agreement are not “defense services” as that term is defined in 22 C.F.R. § 120.9 of the ITAR.  The Parties acknowledge that this representation means that an official capable of binding the Party providing such Items knows or has otherwise determined that such Items, and the parts and components thereof, are not on the ITAR’s Munitions List at 22 C.F.R. §121.1.  Each Party agrees to reasonably cooperate with the other in providing, upon request of the other Party, documentation or other information that supports or confirms this representation.  To the extent that such Products, or any parts or components thereof, were specifically designed or modified for a military end use or end user, the Party responsible for design of such Items shall notify the other Party of this fact and shall also provide the other Party with written confirmation from the United States Department of State that such Products, and all such parts or components thereof, are not subject to the jurisdiction of the ITAR.

For those Products specifically identified in SBP Attachment 1A, each party represents that such Products are “defense articles” as that term is defined in 22 C.F.R. § 120.6 of the ITAR. and (ii) the services it is providing under this SBP as it relates to those Products set forth in SBP Attachment 1A are “defense services” as that term is defined in 22 C.F.R. § 120.9 of the ITAR.  The Parties acknowledge that this representation means that an official capable of binding the Party providing such Items knows or has otherwise determined that such Items, and the parts and components thereof, are on the ITAR’s Munitions List at 22 C.F.R. §121.1.  Each Party agrees to reasonably cooperate with the other in providing, upon request of the other Party, documentation or other information that supports or confirms this representation.

If Seller is a U.S. company or is subcontracting to a U.S. company for ITAR controlled work, Seller and/or its subcontractor shall be registered with the U.S. Department of State in accordance with 22 C.F.R. §122.

3.6.2                  Other Military Program Requirements

To the extent applicable, for the Product(s) set forth in SBP Attachment 1A, Seller shall be responsible for complying with the “Offshore Procurement” export license under 22 C.F.R. § 124.13 included but not limited to the following:

A.	Seller shall limit the use of the technical data to the manufacture of the defense articles required by this SBP or Order only;

B.	Seller shall limit the disclosure of the ITAR controlled data to subcontractors within the same country or to subcontractors in other countries as specifically authorized under the license;

C.	Prohibit the acquisition of any rights in the data by any foreign person;

D.	Require the Seller and its suppliers and subcontractor to destroy or return to Boeing all of the technical data exported pursuant to this SBP or Order upon fulfillment of their terms;

E.	Require delivery of the defense articles only to Boeing in the United States (or to Seller in case of lower tier subcontracts);

F.	Identify the Product to be produced under the export license;

G.	Identify the export license number under which the ITAR controlled technical data is exported; and,

H.	Seller will include the relevant above contract language in their lower tier subcontracts if those subcontractors will be receiving the ITAR controlled technical data provided by Boeing.

The Export Administrator must provide a copy of the relevant portions of the contract, Order or subcontract to the US Government’s Office of Defense Trade Controls upon contract award/amendment.  Accordingly upon contract award or amendment the Procurement Administrator, as defined in the applicable legislation, must provide the sections of the supplier contract that contain the above language along with the contract cover page and signature page to the Export Administrator to be forwarded to the Government.

4.0                      GOVERNING QUALITY ASSURANCE REQUIREMENTS

In addition to those general quality assurance requirements set forth in the GTA, the work performed under this SBP shall be in accordance with the requirements set forth in SBP Attachment 10.

5.0                      APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Washington without reference to the choice of laws provision thereof  This Agreement excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods.  Seller hereby irrevocably consents to and submits itself exclusively to the jurisdiction of the applicable courts of King County Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof.  Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0                      PRODUCT SUPPORT AND ASSURANCE

6.1                      Warranty

Seller acknowledges that Boeing and Customers must be able to rely on each Product performing as specified.  Accordingly, the following provisions, including documents, if any, set forth below are incorporated herein and made a part hereof:

*.  Boeing may, at its option, either * in the same manner and to the same extent as Products originally delivered under this SBP, but only as to the * thereof.  Even if the Parties disagree about the existence of a breach of this warranty, Seller shall promptly comply with Boeing’s direction to: *  If the Parties later determine that Seller did not breach this warranty, the Parties shall equitably adjust the Price.  Any claim against Seller for breach of the foregoing warranty shall be made in writing no later than * after delivery of such Product by Seller, and after which time any such claim shall be deemed waived and barred.  Boeing may extend the warranty period by an additional period of * with written notice to TIMET in the event Boeing’s titanium inventories are in excess of *.

Notwithstanding the foregoing, Boeing shall retain the right to seek contribution or indemnity from Seller, to the extent provided by applicable law, in respect of its payment for any product liability claim made by Boeing's customers or other third parties relating to Product purchased by Boeing under the Agreement.

*

Boeing may choose initially not to extend the Seller's full warranty of Product to Customers.  This action shall in no way relieve Seller of any obligation set forth in the warranty stated above.  Boeing, at its sole discretion, may extend Seller's full warranty of Product to its Customers at any time.  Furthermore, Seller agrees to support the Product as long as any aircraft using or supported by the Product remains in service.

6.2                      Integrated Materials Management (IMM) Program

If requested by Boeing, Seller shall participate in and support Boeing's Integrated Materials Management (IMM) Program pursuant to terms and conditions mutually determined by the Parties that will achieve an efficient and low cost supply chain infrastructure pursuant to the goals and strategies of the IMM Program as set forth below:

A.	Provide a Boeing integrated solution for Customers’ material management operations;

B.	Provide guaranteed service levels to Customers’ maintenance operations;

C.	Reduce inventory and process costs with better service levels to customers;

D.	Enable supply chain and Customers to reduce costs and share benefits.

IMM on-site functions may be located at Customers’ facilities and may include, demand planning, inventory management, repair and overhaul services and replenishment management.  IMM global functions may include, planning and collaboration, global operations, systems integration, network supplier management, global logistics management, quality assurance, human resources, parts/services engineering, finance and accounting, communications, product development.

7.0                      PAYMENT

7.1                      Recurring Price

Unless otherwise provided in the applicable Order or written agreement between the Parties, payment shall be *.

Except as otherwise provided in the applicable Order identifying pay-from receipt, payment due dates, including discount periods, shall be computed from (a) the date of receipt of the Product, (b) the date of receipt of a correct (proper) invoice or (c) the scheduled delivery date of such Product, whichever is later.  Unless freight and other charges are itemized, any discount shall be taken on the full amount of the invoice.  All payments are subject to adjustment for shortages, credits and rejections.

7.2                      Nonrecurring Price/Special Charges

Unless otherwise provided in the applicable Order, any Nonrecurring price payable by Boeing under SBP Attachment 1 will be paid * after receipt by Boeing of both acceptable Products and a correct invoice and where required, a completed certified tool list (CTL).

7.3                      Payment Method

All payments hereunder shall be made by Automated Clearing House (ACH) electronic funds transfer payable to the order of Seller.

7.4                      Payment Errors

If an error in payment (over payment or under payment) is discovered by Boeing or Seller, a written notification will be submitted to the other Party and resolution of the error will occur in a timely manner after discovery of such error.

7.5                      Spare Parts

Not Applicable.

8.0                      SCHEDULE ACCELERATION/DECELERATION

Notwithstanding GTA Section 10.0, Boeing may revise the delivery schedule and/or firing order without additional cost or change to the unit price stated in the applicable Order if (a) the delivery date of the Product under such Order is on or prior to the end date of this SBP, if applicable, and (b) Boeing provides Seller with written notice of such changes.

Upon receipt of written notice of the change, Seller shall make its best effort to implement the change as soon as possible, but in no event shall the change be implemented later than * after notification of schedule acceleration or * after notification of a schedule deceleration.

9.0                      NOTICES

9.1                      Addresses

For all matters requiring the approval or consent of either Party, such approval or consent shall be requested in writing and is not effective until given in writing. Notices and other communications shall be given in writing by personal delivery, United States mail, express delivery, facsimile, or electronic transmission addressed to the respective party as follows:

To Boeing:            Attention: Jeffry L Melville                                                                Mail Code: 05-03
                                                                Boeing Commercial Airplanes
P.O. Box 3707
Seattle, Washington  98124-2207

To Seller:	Titanium Metals Corporation
Attn: Boeing Account Manager
14281 Franklin Ave
Tustin, CA 92780

cc:	Titanium Metals Corporation
Attn: V.P. & General Counsel
3 Lincoln Cntre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

10.0                      OBLIGATION TO PURCHASE AND SELL

Boeing and Seller agree that in consideration of the prices set forth under Section 1.0 of SBP Attachment 1, Boeing shall issue Orders for Products from time to time to Seller, and Boeing shall purchase, and Seller shall sell, in each calendar year *.  Such Products shall be shipped at any scheduled rate of delivery, as determined by Boeing, and Seller shall sell to Boeing Boeing's requirements of such Products, provided that, without limitation on Boeing's right to determine its requirements, Boeing shall not be obligated to issue any Orders in excess of *:

*

For purposes of this SBP Section 10.0, Boeing is defined as those organizations, divisions, groups or entities set forth specifically in SBP Attachment 1.

Seller represents and warrants to Boeing that *.

11.0                      COST AND PERFORMANCE VISIBILITY

Subject to the limitations set forth in GTA Section 9.0, Examination of Records, when requested by Boeing, Seller shall provide * at the Seller's facility in support of cost and performance reviews performed by the Parties pursuant to cost reduction initiatives as set forth in SBP Section 12.6.  Such data, where applicable may be submitted in the format set forth in Boeing Form X30674, “Supplier Price Reduction Proposal (SPRP)”.

The Cost and Performance Review (CPR) process is the tool, which the Parties will use to measure Seller’s performance to the goals and objectives of Boeing as set forth in SBP Section 12.6.  Boeing and Seller shall implement a structured process called CPR to review and identify areas, processes and strategies to improve, reduce or eliminate costs and/or improving cycle times for the Product(s) set forth in this SBP.  The CPR process will address those activities, which are a direct result of both Parties involvement.  Seller will provide the resources and data sufficient to support the CPR process in accordance with the structure set forth in SBP Attachment 9.

12.0                      CHANGE PROVISIONS

12.1                      Reserved

12.2                      Computation of Equitable Adjustment

The Rates and Factors set forth in SBP Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft), to be paid by Boeing pursuant GTA Section 10.0 for each individual change.

12.3                      Obsolescence

Seller may not submit a claim for obsolete material or Product in its possession resulting from an individual change order or termination that has a total claim value of * or less.

12.4                      Change Absorption (Nonrecurring/Recurring)

Not Applicable

12.5                      Planning Schedule

No later than *, (forecast dates) of each year, Boeing will provide Seller with *  In accordance with the current practice between the Parties, *, Seller will provide Boeing with the * which report shall contain * are subject to adjustment or change as required by Seller’s business.  *.

12.6                      Total Cost Management

Boeing and Seller shall engage in a process herein known as Total Cost Management (TCM).  Boeing and Seller shall each identify cost reduction opportunities and work together for implementation.  Boeing and Seller shall review TCM opportunities on a periodic basis, which shall include the establishment of targets and implementation plans.  Where Boeing and Seller identify TCM cost improvements, beyond those previously anticipated, identified and documented in the price, the Parties will determine the amount of savings that will result from the improvements and share the savings.  Notwithstanding any other provision(s) elsewhere in this SBP, where a savings is identified as part of TCM, the Parties agree to reduce the price accordingly including any related Spares work statement priced pursuant to this SBP.  Seller suggestions disapproved by Boeing may be given consideration in achievement of TCM targets.

12.6.1                   Boeing Generated Technical and Cost Improvement

At any time during the Seller's performance under this SBP, Boeing may offer specific recommendations to Seller for the incorporation of any new technologies and process improvements intended to reduce Seller's costs or improve Product performance.  These recommendations may include, but are not limited to, Boeing Proprietary Information and Materials and Boeing owned patents.  Notwithstanding any other provision(s) elsewhere in this Agreement, where a savings is identified and documented, the Parties agree to reduce the price accordingly.  Such recommendations by Boeing shall not relieve Seller of its obligation to perform under this Agreement.

12.7                      Reserved

12.8                      Critical Manufacturing Reorder Lead-Time

Not Applicable.

12.9                      Derivative Aircraft

Boeing may, but is not obligated to direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section 10.0 to supply Boeing's requirements for Products for Derivative aircraft which correspond to those Products being produced under the applicable Order.  For purposes of this SBP Section, Derivative Aircraft means any model airplane designated by Boeing as a derivative of an existing model airplane and which: (1) has the same number of engines as the existing model airplane; (2) utilizes essentially the same aerodynamic and propulsion design, major assembly components, and systems as the existing model airplane; (3) achieves other payload/range combinations by changes in body length, engine thrust, or variations in certified gross weight; (4) has the same body cross-section as the subject model aircraft; and (5) is designated as a Derivative to the FAA by Boeing. A Derivative does not include any subject model aircraft, which has been or was currently in production as of the date of execution of this SBP. Furthermore, Boeing reserves the right to extend application of the above Products and prices to other aircraft models as required.

13.0                      SPARES AND OTHER PRICING

13.1                      Spares

For purposes of this SBP Section, the following requirements and definitions shall apply:

A.
AIRCRAFT ON GROUND (AOG) - means the highest Spares priority.  Seller will expend best efforts to provide the earliest possible shipment of any Spare designated AOG by Boeing.  Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation.  Seller shall specify the delivery date of any such AOG Spare within * of receipt of an AOG Spare request.

B.	DEMAND DATE – means the date provided to Seller by Boeing as to when Boeing wants the Product(s) on-dock. Seller will provide a commitment to Boeing no later than * from notification of demand date.

C.
SELLER’S FULL LEADTIME SPARE - means a Spare in which the Demand Date is equal to or greater than Seller’s normal lead-time or the Demand Date is less than Seller’s normal lead-time but Seller’s best effort commitment is Seller’s normal lead-time.

D.
SELLER’S LESS THAN FULL LEADTIME SPARE - means a Spare in which the Demand Date is less than Seller’s normal lead-time and Seller’s best effort commitment to meet the Demand Date is less than Seller’s normal lead-time

E.
PURCHASED ON ASSEMBLY REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in Boeing's assembly line process.  Seller shall expend best efforts to provide the earliest possible delivery of any Spare designated as POA by Boeing.  Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation.  Seller shall specify the delivery date of any such POA within * of a POA request.

F.	IN-PRODUCTION SPARE - means any Spare which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Boeing at the time of the Order.

G.
NON-PRODUCTION SPARE - means any Spare which is used on model aircraft no longer being manufactured by Boeing (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).

H.
BOEING PROPRIETARY SPARE - means any Spare, which is manufactured (i) by Boeing, or (ii) to Boeing's detailed designs with Boeing's authorization or (iii) in whole or in part using Boeing's Proprietary Information and Materials.

13.1.1                                Spares Support

Seller shall provide Boeing with a written Spares support plan describing Seller's process for supporting AOG commitments and manufacturing support.  The plan must provide Boeing with the name and number of a twenty-four (24) hour contact for coordination of AOG requirements.

Seller shall notify Boeing as soon as possible via fax, telecom, or as otherwise agreed to by the Parties of each AOG requirement shipment. Such notification shall include time and date shipped, Order, method of transportation and air bill if applicable.  Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised delivery dates possible.

13.1.2                                Reclassification or Re-exercises

Boeing may instruct Seller to re-prioritize or reclassify an existing requirement in order to improve or otherwise change the established shipping schedule.  Seller shall expend the effort required to meet the revised requirement as set forth above in the definitions of the requirements.  Seller's commitment of a delivery schedule shall be given in accordance with that set forth above for the applicable classification but in no case shall it exceed * from notification by Boeing.

13.1.3                                Spare Pricing

Except as set forth in subsections 13.1.3.1 and 13.1.3.2 below, the price for Boeing Spare(s) shall be the same as the production price for the Products as listed on SBP Attachment 1, in effect at the time the Spare(s) are ordered, subject to Boeing’s responsibility for all additional costs, if any, resulting from a Spare request.

13.1.3.1                        Aircraft on Ground (AOG) and Purchased On Assembly (POA) Requirement

The price for AOG and POA requirements shall be the price for such Products listed on SBP Attachment 1 in effect when such Spares are scheduled for delivery, subject to Boeing’s responsibility for all additional costs, if any, resulting from such AOG and POA Spare request.

13.1.3.2                            Seller’s Less Than Lead-time Spare

The price for Seller’s Less Than Lead-time Spare shall be the price for such Products listed on SBP Attachment 1 in effect when such Spares are scheduled for delivery, subject to Boeing’s responsibility for all additional costs, if any, resulting from such less than Lead-time Spare request.

13.2                                   Expedite of Production Requirements

Any expedite charges to be paid for short flow production requirements shall be pre-approved by the Procurement Representative.  Seller shall provide data to verify expedite charges. If Seller fails to meet their committed delivery, Boeing shall not be obligated to pay the agreed upon amount.

13.3                                   Tooling

13.3.1                                Responsible Party

Not Applicable.

13.3.2                                Boeing Furnished Tooling

Not Applicable.

13.3.3                                Additional Tooling Requirement

Not Applicable.

13.3.3.1                             Title to Tooling

Not Applicable.

13.3.3.2                             Use and Disposition of Tooling

Not Applicable.

13.3.3.3                             Accountability for Tooling

Not Applicable.

13.3.3.4                             Certified Tool Lists

Not Applicable.

13.4                                    Pricing of Boeing's Supporting Requirements

Any Products required to assist Boeing's supporting requirements, including but not limited to requirements for test requirements, factory support, and Spares will be provided for not more than the applicable price as set forth in SBP Attachment 1.

13.5                                    Pricing of Requirements for Modification or Retrofit

13.5.1                                Boeing Responsibility or Regulatory Requirement

Any Products required by Boeing to support a modification or retrofit program which results from a regulatory requirement or which Boeing may be liable for the cost associated with such program shall be provided to Boeing at a price not more than the applicable price as set forth in SBP Attachment 1.

13.5.2                               Contract Aftermarket Modification or Retrofit Work Performed by Boeing

Any Products required by Boeing to support modification or retrofit programs, which Boeing performs under contract, shall be provided for not more than the applicable price as set forth in SBP Attachment 1.

13.6                      Pricing of Similar Products

New Products ordered by Boeing that are similar to or within Product families of Products currently being manufactured by Seller shall be priced using the same methodology or basis as that used to price the existing Product(s).

14.0	STATUS REPORTS/REVIEWS

14.1                      General Reports / Reviews

When requested by Boeing, Seller shall update and submit, as a minimum, monthly status reports or data requested by Boeing using a method mutually agreed upon by Boeing and Seller. Boeing has the right to impose more frequent reporting on Seller to achieve program objectives.

When requested by Boeing, Seller shall provide to Boeing a manufacturing milestone chart identifying the major purchasing, planning and manufacturing operations for the applicable Product(s).

Program reviews will be held at Seller’s facility or Boeing’s facilities as requested by Boeing.  The topics of these reviews may include, but not be limited to, raw material and component part status, manufacturing status, production status, Seller’s current and future capacity assessments, Boeing supplied components, inventory, Boeing’s requirements, changes, forecasts and other issues pertinent to Seller’s performance under this SBP.  Reviews will allow formal presentations and discussion of status reports as set forth above.

Formal management reviews shall be held periodically by Boeing and Seller to evaluate total cost performance (including overhead, man-hours (production and support)).  Subject to GTA Section 9.0, Examination of Records, during these reviews, Seller shall present and provide actual cost performance data with respect to this SBP.

14.2                      Diversity Reporting

Seller shall report to Boeing on a quarterly basis, starting from the effective date of this Special Business Provision (SBP) or amendment, all payments made to one or more of the following business categories:

Small Businesses (which includes small disadvantaged businesses (SDB) small minority business enterprises and small women business enterprises),

Minority Business Enterprises (MBE) (which includes small/large minority business enterprises and small/large disadvantaged businesses),

Women Business Enterprises (WBE) (which includes small/large women business enterprises)

Report the dollars and the percentage of the contract price paid Seller to date on the form identified in SBP Attachment 11.  The Seller will download the form from The Boeing Company website and email the completed form to: SMPdiversitystrategy@boeing.com and copy the procurement agent.

Directions to the Boeing Commercial Airplanes (BCA) Second Tier Report form:

A.	Click on the following link: http://www.boeing.com/companyoffices/doingbiz/esd/links.html

B.	Find "Boeing Commercial Airplanes Supplier Diversity and click on and download the Second Tier Report (Form X32993)" Instruct Seller to put "Second Tier Reporting form" in the email's subject line.

Where a 2nd tier supplier of Seller meets the requirements of a particular business category it is permissible for the Seller to report that supplier under more than one business category.   For example: a woman business enterprise may also be reported under a small business concern.  Or a small business may also meet the requirements of small minority business, small disadvantage business and small woman business.  If you have questions contact your Supplier Diversity Specialist.

14.3	Program Manager

Seller will assign a program manager whose responsibility will be to oversee and manage Seller's performance hereunder.  The assignment of such program manager will be subject to Boeing's prior approval of such Person's resume.

14.4                      Certified Tool List

Not Applicable.

14.5                      Problem Reports

Seller shall provide a detailed report, notifying Boeing of program problems/issues that could impact Seller’s ability to deliver Products on time and otherwise in conformance with the terms of the Agreement.  The report shall contain a detailed description of the problem, impact on the program or affected tasks, and corrective/remedial action, with a recovery schedule.  Submittal of a report in no way relieves Seller of any obligations under the Agreement nor does it constitute a waiver of any rights and remedies Boeing may have with respect to any default.

Problem reports shall be submitted to the Procurement Representative within * of known problem to Seller. Where problems arise prior to a normal status reporting date, Seller shall report said events *.  Status reports shall include, but are not limited to, the following topics:

A.	Delivery schedule updates, schedule impact issues and corrective action;

B.	Technical/manufacturing progress since the previous report period, including significant accomplishments, breakthroughs, problems and solutions;

C.	Identification of changes to key manpower or staffing levels;

D.	Identification of the critical events/activities expected within the next month and a discussion of potential risk factors;

E.	Progress on open Action Items, including closure dates;

F.	Purchased components and raw material status;

G.	Identification of Quality issues and resolutions;

H.	Manufacturing and Quality inspection progress of First Article products;

I.	Status on tool design and fabrication, as applicable, until completion;

J.	Inventory status of castings and forgings procured by Seller (if applicable).

14.6                      Reserved

15.0	INDUSTRIAL PARTICIPATION

15.1                      Market Access and Sales Support

Seller agrees to work with Boeing *.  Boeing and Seller agree *.  With respect to work covered by this SBP, and if directed by Boeing, Seller agrees *.  Such direction may occur at any time during the performance of this SBP.  Although not required to do so, Seller may *.  If Seller is directed by Boeing *. Boeing shall respond within * on whether Seller is to proceed.

15.2                      Offset Assistance

Seller shall cooperate with Boeing *.  In the event that Seller is either directed by Boeing, or on its own *.  Seller shall take *.  Seller shall document on SBP Attachment 2 *.  Seller shall provide to Boeing an updated copy of SBP Attachment 2 for the *.  The reports shall be submitted on the *. If Seller is directed by *.

15.3                      Credit against Aircraft Sales

Not Applicable

16.0                      BOEING FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL

16.1           Boeing Furnished Material

Material, including but not limited to raw material, standards, detail components and assemblies, furnished to Seller by Boeing shall be administered in accordance with a Bonded Stores Agreement between Boeing and Seller.

Seller shall provide Boeing with required on-dock dates for all material.  Seller's notice shall provide Boeing with sufficient time to competitively acquire the material if, in its sole and absolute discretion, it desires to do so.

*

17.0                      PARTICIPATION

17.1                      Other Boeing Entities and Licensees

Seller agrees that *.  Seller agrees that *.  Seller shall notify the Boeing Procurement Representative named in SBP Section 9.0 of *.

17.2                      Boeing Subcontractors/Suppliers

Seller agrees that *.  Seller agrees * used under this SBP.  Boeing *.  Seller agrees that *.  Seller may request *.  Seller shall periodically inform the Procurement Representative of *.

17.3                      Notification of Contract

In the event a purchaser known by Seller to be a * covered by this SBP but *, Seller shall notify Boeing’s Procurement Representative of * from the Boeing Procurement Representative regarding the manner in which * shall be handled.

17.4                      Notification of Price Reductions

If Seller is * that results in *, Seller agrees to notify the Boeing Procurement Representative immediately of * and shall extend * to this SBP.

18.0                      INVENTORY AT CONTRACT COMPLETION

Not Applicable.

19.0                      OWNERSHIP OF INTELLECTUAL PROPERTY

Not Applicable.

20.0                      ADMINISTRATIVE AGREEMENTS

Administrative Agreements are used for administrative matters not specifically addressed elsewhere and set forth-certain obligations of the Parties relating to the administration of each Order.  The Administrative Agreements, if any, are identified and incorporated in SBP Section 2.3.

21.0                      GUARANTEED WEIGHT REQUIREMENTS

 Not Applicable.

22.0                      SELLER DATA REQUIREMENTS

 Not Applicable.

23.0                      DEFERRED PAYMENT

 Not Applicable.

24.0                      SOFTWARE PROPRIETARY INFORMATION RIGHTS

 Not Applicable.

25.0                      CONFIGURATION CONTROL

 Not Applicable.

26.0                      INFRINGEMENT

Seller will indemnify, defend, and hold harmless Boeing and its Customers from all claims, suits, actions, awards (including, but not limited to, awards based on intentional infringement of patents known at the time of such infringement, exceeding actual damages, and/or including attorneys' fees and/or costs), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including, but not limited to, any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of Products by either Boeing or its Customers.  Boeing and/or its Customers will duly notify Seller of any such claim, suit or action; and Seller will, at its own expense, fully defend such claim, suit or action on behalf of Boeing and/or its Customers.  Seller shall have no obligation under this SBP Section 26.0 with regard to any infringement arising from: (i) Seller's compliance with formal specifications, other than specifications which reflect one or more industry standards in which event this exception (i) shall not apply, issued by Boeing where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products for other than their intended application.  For purposes of this SBP Section 26.0 only, the term Customer shall not include the United States Government; and the term Boeing shall include The Boeing Company and all Boeing subsidiaries and all officers, agents, and employees of Boeing or any Boeing subsidiary. *.

27.0                      RAW MATERIAL PROGRAM

27.1                      Boeing Raw Material Strategy

Not Applicable.

28.0                      DIGITIZATION OF PROPRIETARY INFORMATION AND MATERIALS

Each Party grants to the other Party, a license under Seller’s copyrights for the purpose of converting Proprietary Information and Materials to a digital format (“Digital Materials”) and make such Digital Materials available to its employees for company internal use through a computer data base system.   Except as otherwise specifically agreed to in writing by the Parties, said license set forth hereunder shall survive termination or cancellation of this SBP relative to Digital Materials included in Boeing’s computer data base system prior to receipt of such notice of termination or cancellation.

29.0	INSURANCE

29.1                      Indemnification Negligence of Seller or subcontractor

Not Applicable.

29.2                      Commercial General Liability

Not Applicable.

29.3                      Automobile Liability

Not Applicable.

29.4                      Workers’ Compensation

Not Applicable.

29.5                      Certificates of Insurance

Not Applicable.

29.6                      Self-Assumption

Not Applicable.

29.7                      Protection of Property

Not Applicable.

30.0	BOEING TECHNICAL / MANUFACTURING ASSISTANCE REGARDING SELLER’S NONPERFORMANCE

Seller shall reimburse Boeing for all Boeing resources expended in providing Seller and/or Seller’s subcontractors or supplier’s technical or manufacturing assistance in resolving Seller nonperformance issues at the established Boeing internal wage rate, which shall include fringe benefits, multiplied by the estimated hours recorded by Boeing, plus the estimated Material costs associated with providing such assistance. In addition, Seller shall, at Boeing's request, pay for normal and customary expenses relating to salaries, living expenses, travel and any other reasonable expenses related to the provision of technical or manufacturing services.  Such reimbursement may be offset against any pending Seller invoice, regardless of Boeing model or program.  Boeing’s rights under this clause are in addition to those available to Boeing for Seller’s nonperformance issues, including those where a demand for an Adequate Assurance of Performance may be made under GTA Section 17.0.

31.0                      INTERNATIONAL CONTRACT PROVISIONS

31.1                      Packing, Shipping and Transportation Requirements

In addition to the provisions set forth in GTA Section 7.0 and SBP Section 2.3, Seller shall comply with the requirements set forth in Attachment 5.

31.2                      U. S. Customs Invoice Requirements

Customs and Border Protection (CBP) requires a commercial invoice for all imports into the U.S.  A commercial invoice is one prepared by the Seller or Shipper of the Products and contains sufficient information for Customs to determine the value, tariff classification, and admissibility of an import shipment.

A commercial invoice is normally a document accompanying the import shipment. In many instances, it is a copy of the same financial invoice being used by Boeing to pay the Seller. The invoice can be a commercial or invoice generated specifically for the purpose of declaring the import shipment to Customs, particularly in the case of non-purchased goods.

Each commercial invoice of imported merchandise shall set forth the information identified in Attachment 12 to this SBP.

31.3                      Duty Free /Special Tariff Programs / Free Trade Agreements

In addition to the required commercial invoice, packing list and bill of lading, Seller shall provide the following documentation to support any duty free, special tariff programs or free trade agreements as applicable prior to shipping to the United States.

A.	North American Free Trade Act – Original or Blanket NAFTA Certificate of Origin

B.	Civil Aircraft Agreement – Qualification statement, affidavit

C.	Generalized System of Preferences – GSP declaration

D.	Israeli Free Trade Act – Form A

E.	Caribbean Basin Economic Recovery Act – CBI declaration

F.	Caribbean Basin Trade Sellership Act – CBI declaration

G.	African Growth Opportunity Act Qualification statements, affidavits

H.	Chilean Free Trade Act – CFTA declaration

I.	Jordan Free Trade Act – JFTA declaration

J.	Singapore Free Trade Act – SFTA declaration

K.	Australian Free Trade Act – AFTA declaration

The facts contained in the documentation shall be verified by the Seller and originally signed by the verifying official who has direct knowledge of the facts contained in the documentation.

If a blanket certificate is issued, the information shall be revised accordingly whenever changes occur and the document shall be verified on an annual basis by the Seller and resubmitted to the Boeing on an annual basis during the life of the agreement.

31.4                      No Contributions, Fees and Commissions

Seller will not directly or indirectly authorize, promise, offer or make any payment, gift or contribution to any person, organization, government, government representative, political party or organization that would constitute or appear to constitute a bribe, kickback, or other illegal payment under any applicable law, including the U.S. Foreign Corrupt Practices Act, either during or after termination of the Agreement.  In addition, Seller will not directly or indirectly authorize, promise, offer or make any political contributions as defined in 22 CFR 130.6 or any fees or commissions as defined in 22 CFR 130.5.

31.5	Gifts, Gift Foods, Promotional Items, Unsolicited Items and Personal Effects

Seller shall not include any gifts, gift foods, promotional items, (i.e. pens, t-shirts, souvenirs, posters, magazines, recorded music and movies, etc.,) unsolicited items or any other personal effects inside the packages or containers of any procured item.  Only items properly procured on the purchase contract shall be shipped to Boeing.  Unmanifested or uninvoiced items which are not properly documented may cause delays in customs clearance. Certain commodities may require additional customs, other government agency forms and filing requirements.

32.0                      STRATEGIC ALIGNMENT

Not Applicable.

33.0	UNITED STATES CUSTOMS AND BORDER PROTECTION’S CUSTOMS-TRADE PARTNERSHIP AGAINST TERRORISM (C-TPAT)

C-TPAT is an initiative between business and government to protect global commerce from terrorism and increase the efficiencies of global transportation.  The program calls for importers, carriers and brokers to establish policies to enhance their own security practices and those of their business partners involved in their supply chain.  Such practices may include but are not limited to the following:

Procedural Security –Procedures in place to protect against unmanifested material being introduced into the supply chain–

Physical Security –Buildings constructed to resist intrusion, perimeter fences, locking devices, and adequate lighting;

Access Controls –Positive identification of all employees, visitors and suppliers;

Personnel Security –Employment screening, background checks and application verifications;

Education and Training Awareness –Security awareness training, incentives for participation in security controls;

Seller agrees to work with Boeing and appropriate industry and governmental agencies, as necessary, to develop and implement policies and processes consistent with the C-TPAT initiative to ensure the safe and secure transport of Products under this SBP.

34.0	SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS

34.1	Environmental Management Systems and Health Safety Management Systems

Seller shall implement an environmental management system (“EMS”) meeting the requirements of International Standards Organization (ISO) 14001 with respect to its performance under this SBP.  The EMS shall be certified and registered by an independent auditing body, and a copy of the certification shall be provided to Boeing.  Seller shall promptly notify Boeing of any change to its EMS’s certification or registration status.  Seller shall include these requirements in each of its subcontractor and supplier contracts in support of the performance of Seller’s obligations under this Agreement, as well as the requirements of GTA Section 21.1 (Compliance with Laws).

Seller shall implement a health and safety management system (“HSMS”) with respect to its performance under this SBP.  Seller shall include this requirement in any of its subcontractor and supplier contracts in support of the performance of Seller’s obligations under this Agreement, as well as the requirements of GTA Section 21.1 (Compliance with Laws).

In no event, shall this SBP section 34.1 be construed to grant Boeing the power to direct or cause the direction of the management or policies of Seller, or any of its subcontractors or suppliers.

34.2                      Compliance with Boeing On-Site Requirements

In the event Seller or Seller’s subcontractor(s) or supplier(s) perform any aspect of Seller’s work under this Agreement involving activities potentially creating environmental or safety issues, including but not limited to manufacturing activities, on property owned, operated, leased, or controlled by Boeing (hereinafter "On-Site Work"), Seller shall comply with Attachment 13 "Safety Health and Environmental Terms and Conditions Supplement for Work At or Within the Vicinity of a Boeing Facility," with respect to that work.  This requirement shall not apply to work performed on property owned or leased by Boeing and leased or subleased by Boeing to Seller or a subcontractor or supplier of Seller, except to the extent that Boeing employs are, or are expected to be, regularly or repeatedly involved in conjunction with employees of Seller, its subcontractor(s) or supplier(s) in activities potentially creating environmental or safety issues, including but not limited to manufacturing activities, at such leased property.  Seller shall include these requirements in each of its subcontractor and supplier contracts in support of the performance of Seller’s obligations under this Agreement, as well as the requirements of GTA Section 21.1 (Compliance with Laws).

In the event that Seller or Seller’s Subcontractor(s) or supplier(s) perform any aspect of Seller’s work under this Agreement involving activities potentially creating environmental or safety issues, including but not limited to manufacturing activities, within 20 miles of any property owned, operated, leased, or controlled by Boeing, Seller shall comply with the provisions of section 4 (Compliance and Cooperation Regarding Orders, Permits and Approvals and Applicable Laws) of Attachment 13 "Safety, Health and Environmental Terms and Conditions Supplement for Work At or Within the Vicinity of a Boeing Facility," with respect to that work.

34.3                      Reserved

35.0                      Reserved

36.0                      Reserved

37.0                      Reserved

38.0                      Reserved

39.0                      Reserved

40.0                      Reserved

40.2                      Reserved

41.0                      Reserved

42.0                      Reserved

43.0                      Reserved

44.0                      Reserved

45.0                      Reserved

46.0                      Reserved

47.0                      Reserved

48.0                      Reserved

49.0                      ELECTRONIC COMMUNICATIONS

Any electronic communications and data exchange via telecommunications between the parties shall be pursuant to the Administrative Agreement.  Provided, that any amendments to the SBP, change authorizations and any other matter requiring written authorization shall be communicated in writing and not solely by electronic communication.

Any electronic access to Boeing by Seller shall be pursuant to an electronic access or similar agreement.

50.0                      RESTRICTIONS ON LOBBYING

50.1                      Applicability

SBP Section 50.0 applies to all Sellers, domestic and foreign if:

Seller’s Product is sold by Boeing, individually or incorporated into another product such as an Aircraft, to  a Customer who finances the purchase of the Product or product with a direct loan from the Export-Import Bank of the United States (“Direct Loan”), and

The shipset price of the Product, combined with the shipset prices of any other items sold to Boeing by Seller which are incorporated into the product sold to the Customer, exceeds $100,000 U.S.

50.2                      Certification

Boeing will notify Seller in writing if it believes the conditions of 50.1 are met and the below described certificate and disclosure form are required.  If applicable, Boeing will also identify the Aircraft being financed.

Upon receipt of such notice, Seller will execute an “Anti-Lobbying Certificate” substantially in the form of Attachment Y to this SBP and, if applicable, Standard Form-LLL, “Disclosure Form to Report Lobbying.”  (a copy of the form can be found at http://www.ahrq.gov/downloads/pub/rfp010003/lobbying.pdf)

Seller will provide the executed certificate to the Boeing Procurement Representative.  Also, Seller will forward to the Boeing Procurement Representative any originals of the Standard Form-LLL received by Seller from its subcontractors of any tier promptly upon Seller’s receipt.

50.3                      Flow Down

With respect to any Direct Loan, the substance of this SBP 50 shall apply to all of Seller’s suppliers of any tier who supply items with a shipset price exceeding $100,000 U.S.  Seller agrees to incorporate the substance of SBP 50, including this subsection 50.3, in all applicable subcontracts.

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the Parties.

BOEING                                                                                                                                                    SELLER

THE BOEING COMPANY                                                                                                                     TITANIUM METALS CORPORATION

Signature: /s/ Jeffry L Melville	Signature:/s/ James Buch
Printed Name: Jeffry L Melville	Printed Name: James Buch
Title: Procurement Agent	Title: Vice President – Commercial
Date: November 12, 2009	Date: November 12, 2009

SBP ATTACHMENT 1 TO
SPECIAL BUSINESS PROVISIONS

WORK STATEMENT AND PRICING
(Reference SBP Section 3.0)

FOR PURPOSES OF SBP Section 10.0, Boeing shall be deemed to refer to and include the following organizations, divisions, groups or entities:

Boeing Commercial Aircraft, a division ofThe Boeing Company, Chicago, IL

                                                                *

SBP ATTACHMENT 1A TO
SPECIAL BUSINESS PROVISIONS

Reserved

SBP ATTACHMENT 2 TO
SPECIAL BUSINESS PROVISIONS

NON-U.S. PROCUREMENT REPORT FORM
(Seller to Submit)
(Reference SBP Section 15.2)

Seller Name	Country	Commodity/ Nomenclature	Bid Dollars	Contracted Dollars

SBP ATTACHMENT 3 TO
SPECIAL BUSINESS PROVISIONS

RATES AND FACTORS
(Reference SBP Section 12.2)
Not Applicable.

SBP ATTACHMENT 4 TO
SPECIAL BUSINESS PROVISIONS

BOEING AOG COVERAGE
(Reference SBP Section 13.1.1)

¼	NORMAL HOURS BOEING’S PROCUREMENT REPRESENTATIVE
Approximately 5:30 a.m. - 6:00 p.m.

☑	Performs all functions of procurement process.
☑	Manages formal communication with Seller.

¹	SECOND SHIFT - AOG PROCUREMENT SUPPORT
3:00 p.m. - 11:00 p.m.

☑	May place order and assist with commitment and shipping information, working with several suppliers on a priority basis.

☑	Provides a communication link between Seller and Boeing.

)	24 HOUR AOG SERVICE - AOG CUSTOMER REPRESENTATIVE (CUSTOMER SERVICE DIVISION) (206) 662-7200

☑	Support commitment information particularly with urgent orders.

☑	Customer Service Representative needs (if available):

1.	Part Number
2.	Boeing Purchase Order
3.	Airline Customer & customer purchase order number
4.	Boeing S.I.S. #

If Seller is unable to contact any of the above, please provide AOG shipping information notification via FAX using Boeing AOG shipping notification form (SBP Attachment 5).

SBP ATTACHMENT 5 TO
SPECIAL BUSINESS PROVISIONS

BOEING
AOG SHIPPING NOTIFICATION
(Reference SBP Section 13.1.1)

To: FAX:	(206) 662-7145	Phone:	(206) 662-7200
Procurement Rep. Name:		Phone:
From:		Today’s Date:

Part Number:		Customer P.O.:
Customer:		Ship Date:
Qty Shipped:		*SIS Number:
Boeing P.O.:		Pack Sheet:
*Airway Bill:		or Invoice:
Carrier:		*Flight #:
Freight Forwarder:

*If Applicable

SHIPPED TO:
☑	(check one)

☐	Boeing

☐	Direct Ship to Customer

☐	Direct Ship to Seller

Remarks:

If unable to contact Procurement Representative, Please use this form to fax shipping information.

SBP ATTACHMENT 6 TO
SPECIAL BUSINESS PROVISIONS

SELLER DATA SUBMITTALS

Diversity Reports
Not Applicable.

Problem Reports (as required)
Seller’s written notification to Boeing of program problems, potential program impact and corrective action.  Refer to SBP Section 14.5 for details.

AOG Spares Support Plan
Not Applicable.

Non-U.S. Procurement Reporting (as required)
A report, submitted in February and August annually, to document the Seller's contracts and solicitations with non-U.S. subcontractors or suppliers, relating to the work covered by this SBP.  Refer to SBP Section 15.2 for details.

Certified Tool List
Not Applicable.

General Reports (as requested by Boeing)
General reports may include, but not be limited to, Seller’s program progress reports, highlighting significant accomplishments and critical program issues, Seller’s manufacturing schedule depicting key milestone events to support program requirements.   Refer to SBP Section 14.1 for details.

SBP ATTACHMENT 7 TO
SPECIAL BUSINESS PROVISIONS

SUPPLIER DATA REQUIREMENTS LIST (“SDRL”)
CUSTOMER AND ENGINEERING
(Reference SBP Section 22.0)

Not Applicable.

SBP ATTACHMENT 8 TO
SPECIAL BUSINESS PROVISIONS

COMMODITY LISTING AND TERMS OF SALE
(Reference SBP Section 27.0)

COMMODITY LISTING

Titanium –

All titanium mill products for which pricing is provided in Attachment 1 to the SBP including *.

SBP ATTACHMENT 8 TO
SPECIAL BUSINESS PROVISIONS
CONTINUED

TERMS OF SALE
(Reference SBP Section 27.0)

Not Applicable.

SBP ATTACHMENT 9 TO
SPECIAL BUSINESS PROVISIONS

(use this SBP Attachment if 11.0 optional paragraph is used)
COST PERFORMANCE REVIEWS
(Reference SBP Section 11.0)

(OPTION A)

Cost Performance Reviews (CPR’s) will occur on as needed basis (alternating between Seller and Boeing locations unless otherwise agreed) at a mutually agreeable time.   The detail of the CPR’s will be defined at a later date by mutual agreement between Boeing and Seller.   When they are defined, this SBP Attachment 9 will be updated.

SBP ATTACHMENT 10 TO
SPECIAL BUSINESS PROVISIONS

QUALITY ASSURANCE REQUIREMENTS

A10.1                      Quality System

All work performed under this SBP shall be in accordance with the following:

A.	Not Applicable

B.	Not Applicable

C.	Not Applicable

D.	Not Applicable

E.	Not Applicable

F.
Document D6-82479, "Boeing Quality Management System Requirements for Suppliers - Appendix A - Quality Management System" as amended from time to time, which is incorporated herein and made a part hereof by this reference.

G.	Not Applicable

H.	Not Applicable

I.	Not Applicable

J.	Not Applicable

A10.2	Common Quality Purchasing Data and Business Requirements

A10.2.1                      *

A10.2.2                      Change in Quality Management Representative

The Seller shall promptly notify Boeing of any changes in the management representative with assigned responsibility and authority for the quality system

A10.2.3                      English Language

When specifically requested by Boeing, Seller shall make specified quality data and/or approved design data available in the English language.

The Seller shall maintain an English language translation of (1) its quality manual, and (2) an index of all other Seller procedures that contain quality requirements.  Boeing may require the Seller to translate additional documentation.

A10.2.4                      Changes to Quality System

The Seller shall immediately notify Boeing in writing of any change to the quality control system that may affect the inspection, conformity or airworthiness of the Product.  After the issue of initial Boeing quality system approval, each change to the quality control system is subject to review by Boeing.

A10.2.5                      Change in Manufacturing Facility

The Seller shall immediately notify Boeing in writing of any change to the manufacturing facility location of the contracted part number or assembly.

A10.2.6                      Excess Inventory

The Seller shall strictly control all inventory of Boeing proprietary product that is in excess of contract quantity in order to prevent product from being sold or provided to any third party without prior written authorization from Boeing.

A10.2.7 Aerospace Quality Management System (AQMS) Certification

Boeing recognition of Seller’s AQMS certification/registration does not affect the right of Boeing to conduct audits and issue findings at the Seller’s facility.  Boeing reserves the right to provide Boeing-identified quality system findings, associated quality system data, and quality performance data to the Seller’s Certification /Registration Body (CRB).

Seller shall ensure the following relative to AQMS certification:

A10.2.7.1	Accreditation of Certification/Registration Body

The certification/registration body (CRB) is accredited to perform aerospace quality management system (AQMS) assessments.  The CRB must use approved auditors and operate in accordance with the corresponding International Aerospace Quality Group (IAQG) certification/registration scheme.

NOTE:
IAQG sanctioned certification/registration schemes include but are not limited to AIR 5359, SJAC 9010, TS157, etc.  Reference IAQG website for listing of accredited CRBs:  http://www.iaqg.sae.org/servlets/index?PORTAL_CODE=IAQG

A10.2.7.2	Records of Certification/Registration

The seller maintains objective evidence of CRB certification/registration on file at Seller’s facility.  Objective evidence shall include:

A.	The accredited AQMS certificate(s) of registration;

B.	The audit report(s), including all information pertaining to the audit results in accordance with the applicable certification/registration scheme;

C.	Copies of all CRB finding(s), objective evidence of acceptance of corrective action(s), and closure of the finding(s).

NOTE:	Certification records shall be maintained in accordance with Boeing specified contractual quality record retention requirements.

A10.2.7.3                 Right of Access to CRB

The CRB services agreement provides for “right of access” to all CRB records by Boeing, applicable accreditation body, applicable Registrar Management Committee (RMC) and other regulatory or government bodies for the purpose of verifying CRB certification/registration criteria and methods are in accordance with the applicable IAQG certification/registration scheme.

A10.2.7.4                Audit Results/Data Reporting to IAQG

The CRB has Seller’s written permission to provide audit results/data to IAQG membership as required by the applicable IAQG certification/registration scheme.

A10.2.7.5	Notification to Boeing of Change in Status

Boeing is immediately notified in writing should the Seller’s certification/registration be suspended or withdrawn, or accreditation status of Seller’s CRB is withdrawn.  Send email notification to grpcrboversightrep@boeing.com ..

A10.2.7.6	Provision of Boeing Quality Data to CRB

Boeing-identified findings and Seller’s quality performance data is provided to the CRB during certification/registration and surveillance activity.

A10.2.7.7	CRB Access to Proprietary Data

CRB shall be provided access to applicable proprietary data (including Boeing proprietary data) to the extent necessary to assess Seller’s compliance to AQMS requirements.  CRB shall agree to keep confidential and protect Boeing proprietary information under terms no less stringent than Seller’s contractual agreement with Boeing. Seller will assure that such information is conspicuously marked “BOEING PROPRIETARY”.

A10.2.7.8	Seller Compliance with CRB Requirements

Seller complies with all CRB requirements imposed to issue and maintain certification/registration.

A10.2.8	Verification of Corrective Action

When Boeing notifies Seller of a detected nonconformance, Seller shall immediately take action to eliminate the nonconformance on all products in Seller’s control.  Seller shall also maintain on file verification that root cause corrective action has occurred and has resolved the subject condition.  At the specific request of Boeing, this verification shall occur for the next * shipments after implementation of the corrective action to ensure detected nonconformance has been eliminated.  Boeing reserves the right to review the verification data at Seller’s facility or have the data submitted to Boeing.

A10.2.9                      Corrective Action Report

Where Seller is requested to submit a corrective action report, Seller will submit its response within * of receipt of such request unless an extension is otherwise provided by Boeing. Any corrective action report submitted to Boeing shall be in the format specified by Boeing. If after submittal to Boeing, Seller determines need for revision, Seller shall immediately notify Boeing of such revision   In the event Seller is unable to respond within the allotted ten day time frame, Seller shall submit a request for extension which shall include the reason for the extension request and the time need to complete the corrective action report.

A10.2.10	Relocation/Subcontract Notification (Puget Sound only)

The Seller shall not relocate or subcontract any Category I or II work outside the U.S. (unless such relocation is to another entity or facility owned or controlled by Seller that is approved by Boeing’s Quality System) without written Boeing acceptance. Notification to Boeing should be made to the Procurement Agent who manages the Seller's contract and shall contain the subcontractor name, address, telephone number, QA manager name, applicable part numbers, and part descriptions.  Category I and II work is defined in FAA Order 8120.2, Appendix 4.

A10.2.11	Quality Metrics & Reporting

When requested by Boeing, Seller agrees to work with Boeing to develop and implement processes designed at improving Seller’s quality performance.  Process will include sufficient detail to allow Boeing to evaluate Seller’s progress

A10.3                      Site Unique Quality Purchasing Data Requirements

A10.3.1                      Acceptance/Rejection of Seller’s Root Cause/Corrective Action

Boeing reserves the right to reject any root cause and/or corrective action determination provided by the Seller, and may request subsequent investigation and/or corrective action to either Boeing or Seller-initiated corrective action requests.  If the Seller is late in responding to corrective action requests by Boeing, or if Boeing requires subsequent corrective action, Boeing reserves the right to withhold acceptance of shipments either at source or destination until Seller corrective action is submitted to Boeing’s satisfaction

A10.3.2                   Seller Inspection Responsibilities For Delegated Inspection Authority

If Seller fails to achieve and maintain * on the terms required by the contract between Seller and Boeing, which is a prerequisite for delegated inspection authority awarded at Boeing’s discretion, the Seller shall be responsible for one or more of the following as directed by Boeing:

A.	Obtaining source inspection from a Boeing-qualified contractor at Seller’s own expense;

B.	Reimbursing Boeing for reasonable Boeing costs incurred at the point of manufacture (i.e. Seller’s site) to verify product conformance;

C.	Reimburse Boeing for reasonable Boeing costs incurred at the point of receipt to verify product conformance.

*

A10.3.3	Not Applicable

A.10.4	Incorporated by Reference

In addition to any other documents incorporated elsewhere in this SBP or GTA by reference, Seller is required to maintain compliance with the following documents as may be revised from time to time, and incorporated herein, and made a part of this SBP by reference with full force and effect, as if set out in full text:

A10.4.1	Document AS/EN/SJAC 9102, “Aerospace First Article Inspection (FAI) Requirement”

Seller shall perform First Article Inspections (FAIs) in accordance with AS/EN/SJAC 9102.

A10.4.2	Boeing Document D1-8007, “Approval Guide for Supplier Statistical Sampling Plans”

A Seller that performs acceptance sampling shall meet the requirements of document D1-8007 or other mutually agreed sampling plan.  Boeing approval of Seller’s acceptance sampling plan is required prior to performing acceptance sampling when it is used for in-process or final inspection, and employs continuous sampling or repetitive lot sampling.  Subsequent revisions to approved sampling plans require Boeing approval prior to implementation.  Prior Boeing approval of a sampling plan is not required if it is used exclusively for receiving inspection, or employs only isolated lot sampling during in-process or final inspection.

When statistical process control is used as an option for either in-process or final inspection, Seller shall satisfy the requirements of document AS/EN/SJAC 9103, Variation Management of Key Characteristics.

In all cases, inspection requirements identified by engineering drawing or specification take precedence over the inspection requirements defined herein.

A10.4.3	Boeing Document D6-51991, “Quality Assurance Standard for Digital Product Definition (DPD) at Boeing Suppliers”

Boeing document D6-51991, "Quality Assurance Standard for Digital Product Definition at Boeing Suppliers".  When Type Design Digital Product Definition (DPD) data is utilized in manufacturing, inspection and subtier flowdown of product definition, Seller shall have a quality system to control Type Design DPD data to the extent necessary to fulfill program requirements.  Seller must obtain Boeing DPD capability approval.

A10.4.4                      Boeing Document D1-4426, "Approved Process Sources"

This document defines the approved sources for special processing, composite raw materials, composite products, aircraft bearings, designated fasteners, and metallic raw materials.

A10.4.5	Boeing Document D-13709-4, “Requirements for Obtaining MRB Authority by Boeing Suppliers”

Seller shall not use dispositions of use-as-is or repair on Boeing-designed product unless current revision of Seller’s Material Review Board (MRB) plan complies with D-13709-4 and has been approved by Boeing.

A10.4.6                      Not Applicable

A10.4.7	Not Applicable

A10.4.8                      Not Applicable

For complete text of notes, access via Boeing Partners Network (BPN) or contact Procurement Representative.

SBP ATTACHMENT 11 TO

SPECIAL BUSINESS PROVISIONS
When Required.
Boeing Commercial Airplanes (BCA) SECOND TIER SUPPORT REPORT (Reference SBP Section 14.2)
Seller Name:			Date:
Seller Contact: Phone:
BCA Procurement Representative Contact: Phone:
BCA Purchase Contract #:
Reporting Period * Jan – Mar Apr – Jun July - Sept Oct – Dec			Year:
Definitions **
Small Business (SB)
The term "small business" shall mean a small business as defined pursuant to section 3 of the Small Business Act (15 U.S.C.A. 632) and relevant regulations issued pursuant thereto.  Generally, this means a small business organized for profit, it is independently owned and operated, is not dominant in the field of operations in which it is bidding, and meets the size standards as prescribed in Government regulations.  (Includes SDBs, SMBEs and WOSBs)

Small Disadvantaged business (SDB)
A small business certified by the U.S. Small Business Administration as a socially and economically small disadvantaged business for consideration of Government set-a-side contracting opportunities and business development.  (Inc. SDBs who are women-owned)

Small Minority Business Enterprise (SMBE)
A small business that is at least 51 percent owned, operated and controlled by a minority group member (Asian, Black, Hispanic, and Native Americans); or, in the case of a publicly-owned business, at least 51% of the stock is owned by one or more minority group members and such individuals control the management and daily operations.  (Includes SDBs)

Women-owned Small Business (WOSB)
A small business concern that is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.  (Includes WOSBs who are also SDBs)

Contract Dollars Received by Seller
A.	Boeing Commercial Airplanes contract dollars received by seller for the above reporting period* (report in whole numbers): $________________________________
Value of Subcontract 2nd Tier Dollars Awarded (for Boeing Commercial Airplanes Purchase Contracts ONLY)
Diversity Category		Reporting Period (see above*)
		Dollars (report in whole numbers)	Percent of Seller Dollars
B.	Small Business (SB)		(B ÷ A)
C.	Small Minority Business Enterprise (SMBE)		(C ÷ A)
D.	Women-owned Small Business (WOSB)		(D ÷ A)

Authorized Company Representative (Print):	Authorized Company Representative (Signature): Date:

SBP ATTACHMENT 12 TO
SPECIAL BUSINESS PROVISIONS
(Reference SBP Section 31.0)
For Imports into the United States

a.	Record the United States Port of Entry where merchandise is to be cleared by CBP

b.	Quantities, weights and measures

i.	Record the quantity of each item in the shipment

ii.	If not separately noted on packing sheet(s) include on invoice :

•	Total quantity of parts being shipped

•	Provide net weight of each part number and gross weight of entire shipment

•	Specify unit of measure being used

•	Specify the total number of boxes included per packing sheet.

•	Textiles must specify the net gross weights and the length, width and total square meters of material.

c.	Provide a detailed description of each item being shipped to ensure proper product classification per the Harmonized Tariff Schedule (HTS) and must include at a minimum:

i.	The full name by which each item is known

ii.	Part Number as appears on Purchase Order/Contract. If the item is a raw material, provide the material grade, class and dimensions.

Notes:

•	Generic descriptions, abbreviations, acronyms, and Stock Keeping Unit (SKU) numbers are not acceptable.

•	Boeing may request additional description information for items that do not have a Boeing part number and or design.

•	Seller will provide material class, grade, dimensions and assembly components if part is manufactured by Seller’s own manufacturing drawings.

SBP ATTACHMENT 12 TO
SPECIAL BUSINESS PROVISIONS
CONTINUED
Commercial Invoice Requirements (Customs Invoice)
For Imports into the United States

d.	Country of Origin: indicate the country of manufacture of each item.

e.	Terms of Sale: Specify the International Commercial Terms of Sale (Incoterms) as agreed to per the Boeing Contract on the invoice or Boeing Work Authorization.

f.	Specify “Related Party to the Boeing Company” status (Yes or No) on the invoice.

g.	Commercial Invoice Number (Seller’s option)

h.	Page numbers are required for each invoice (example: ____ of ____ pages).

2.	Commercial Invoice Valuation Requirements

a.	Must be complete and accurate, including the unit cost of each part and the total value of the entire shipment.

b.	Currency on all invoices must reflect the actual currency of the purchase contract and the transaction of money between the buyer and the seller.

c.	List separately any Assists and/or additional costs used for manufacturing each part. For example:

•
Assists: Any components, materials, dies molds and tools that are supplied by Boeing free of charge or at a reduced cost to the Seller, and used in the production of imported goods.  This includes any Boeing paid transportation costs associated with the assist.  These transportation costs will be provided by the procurement focal responsible for this merchandise.

•	Engineering and Design work – Work that is performed outside the U.S. by non-U.S. employees, and is not included in the unit price of the merchandise being imported.

•	Packing Costs – Costs for packing that are incurred by the Boeing and have not been included in the unit cost.

•	Non-recurring charges – One time charges, incurred by the Boeing, for such items as, expedite fees and transportation costs, which have not been included in the unit cost.

•	Selling Commissions – Commissions incurred by Boeing that have not been included in the unit cost.

•	Royalties – Fees the Boeing is required to pay as a condition of sale.

SBP ATTACHMENT 12 TO
SPECIAL BUSINESS PROVISIONS
CONTINUED
Commercial Invoice Requirements (Customs Invoice)
For Imports into the United States

d.	List all discounts that have been agreed to, or may be allowed, that apply to the purchase price or value, but have not been included in the unit price (Terms of Payment).

e.	Repaired or modified parts – separately enter the value of the item and the value of the repair on the invoice. For “no charge” repair show the value of the repair on invoice.

f.	If Seller receives any rebates, drawbacks or bounties, as a result of exportation, please itemize and provide description.

3.	Packing Sheet\slip (if used by supplier)

a.	Include packing sheet\slip number(s) on invoice

4.	US Government Programs Only (Regardless of Business Units)

a.
If a government contract applies, the prime contract number must be noted on the commercial invoice.  Additionally, the following government contract statement needs to be shown as follows for Military Programs.

“Uni
ted States Dept. of Defense Duty-Free Entry to be claimed pursuant to Section XXII, Chapter 98, Sub-chapter VIII, item 9808.00.3000 of the Harmonized Tariff Schedules to The United States. Upon arrival of shipment at the port of entry, District Director of Customs, please release shipment under Section 19 CFR Part 142 and notify Commander, Defense Contract Management Area Operations (DCMAO) New York, for execution of customs forms and any required duty free entry certificates.”

b.	Commercial Invoice must show that the shipment is consigned to a U.S. Government Agency (i.e.: U.S. Department of Defense) in “care of Boeing”, if shipment has a prime contract number.

c.	If items were exported on a license or exemption upon importation, that license or exemption information should be notated as follows:

Example: “Originally exported under DSP-XX license number XXXXXX” or “Imported under 22 CFR XXXXX”

SBP ATTACHMENT 13 TO
SPECIAL BUSINESS PROVISIONS

On Site Terms and Conditions Supplement
(Reference SBP Section 29.8)

Not Applicable.

SBP ATTACHMENT 14 TO
SPECIAL BUSINESS PROVISIONS

PRODUCTION ARTICLE DELIVERY SCHEDULE
(Reference SBP Section 2.1, GTA Sections 4.0 & 7.0)

Not Applicable

SBP ATTACHMENT 15 TO
SPECIAL BUSINESS PROVISIONS

PRODUCTION ARTICLE DEFINITION AND CONTRACT CHANGE NOTICES
(Reference SBP Section 3.3.2.1)

Not Applicable

  SBP ATTACHMENT 16 TO
SPECIAL BUSINESS PROVISIONS

NON-RECURRING AND RECURRING PRICE STATUS AND SUMMARY TABLES
(Reference SBP Section 12.2)

 Not Applicable

SBP ATTACHMENT 17 TO
SPECIAL BUSINESS PROVISIONS

Reserved

SBP ATTACHMENT 18 TO

SPECIAL BUSINESS PROVISIONS

INDENTURED PRICED PARTS LIST AND SPARES PRICING

Not Applicable

SBP ATTACHMENT 19 TO
SPECIAL BUSINESS PROVISIONS

INCREMENTAL RELEASE PLAN AND LEAD TIMES
(Reference SBP Section 44.0)

Not Applicable

SBP ATTACHMENT 20 TO
SPECIAL BUSINESS PROVISIONS

Reserved

SBP ATTACHMENT 21 TO
SPECIAL BUSINESS PROVISIONS

Seller’s Standard Stocked Items
(Reference SBP Section 10.0.Q)

*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

*

SBP ATTACHMENT 22 TO
SPECIAL BUSINESS PROVISIONS

Seller’s Traditional Shipping Locations
(Reference SBP Section 3.2.1)

*	*	*
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	*	*
	*	*
	*	*
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SBP ATTACHMENT 23 TO
SPECIAL BUSINESS PROVISIONS

ANTI-LOBBYING CERTIFICATE

 ________, 20__

Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C.  20571
Attention:  Operations & Data Quality Division

Subject:	Ex-Im Bank Credit No. _______ - [Name of Country]
[Name of Borrower] ("Borrower")
Anti-Lobbying Certificate

Ladies and Gentlemen:

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)           No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan or cooperative agreement.

(2)           If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress or an employee of a Member of Congress in connection with this Federal contract, grant, loan or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying" in accordance with its instructions.

(3)           The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into.  Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31, U.S. Code.  Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

Titanium Metals Corporation

By:_______________________________________
 (Signature of Authorized Representative)1

Name:_____________________________________
(Print)

Title:____________________________________
(Print)

Address2_________________________________
         _________________________________

1This Certificate must be signed by the President, Chief Executive Officer (if different) and/or Chief Financial Officer, and/or by any other authorized officer(s) of the undersigned.  Execution of this certificate constitutes a representation that the signer(s) are fully authorized to do so on behalf of the undersigned.  Any person who makes a false representation to Ex-Im Bank may be subject to fine and/or imprisonment pursuant to 18 U.S.C. §1001.  The undersigned agrees that, upon request, it will provide Ex-Im Bank with evidence of authority with respect to the person(s) signing this certificate.

2Include Zip Code of company facility that produced the Item.

SBP ATTACHMENT 24 TO
SPECIAL BUSINESS PROVISIONS

PRICE LISTS

*